Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (Form S-8) pertaining to the Tularik Salary Savings Plan, as amended, of Tularik Inc. of our report dated February 4, 2002, with respect to the December 31, 2001 consolidated financial statements of Tularik Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California

July 19, 2004